Exhibit 8.2

September 25, 2023

enGene Holdings Inc.

7171 Rue Frederick Building

Saint-Lauren, QC H4S 1Z9, Canada

Attn: Board of Directors

Ladies and Gentlemen:

We have acted as counsel to enGene Holdings Inc., a corporation incorporated under the laws of Canada (“Newco”), in connection with the transactions contemplated by the business combination agreement, executed on May 16, 2023 (as it may be amended and/or restated from time to time, the “BCA”), by and among Forbion European Acquisition Corp., a Cayman Islands exempted company (“FEAC”), enGene Inc., a corporation incorporated under the laws of Canada (the “Company”) and Newco (the “Business Combination”), including (i) the merger of Cayman Merger Sub, a Cayman Islands exempted company and a direct wholly-owned subsidiary of Newco (“Cayman Merger Sub”), with and into FEAC, with FEAC surviving (the “Cayman Merger”), (ii) concurrently with the Cayman Merger, and effective at the same time the Cayman Merger becomes effective under the Cayman Islands law, the assumption by Newco of the warrants of FEAC (the “FEAC Warrants” and, after the assumption, the “Newco Warrants”) (iii) concurrently with the Cayman Merger, and effective at the same time the Cayman Merger becomes effective under the Cayman Islands law, the redemption by Newco of the initial shares of common stock of Newco (the “Newco Shares”) held by the sole shareholder of Newco (the “Formation Shareholder”) (the Cayman Merger, the assumption by Newco of the FEAC Warrants and the redemption of the Formation Shareholder’s Newco Shares are together referred to as the “Cayman Reorganization”); (iv) following (and to be effective the beginning of the day after) the Cayman Reorganization, the election by FEAC to be treated, for U.S. federal income tax purposes, as an entity disregarded as separate from its owner Newco (the “U.S. Entity Classification Election,” and, together with the Cayman Reorganization, the “FEAC Reorganization”) and (v) one day following the Cayman Reorganization, the amalgamation of Can Merger Sub, a corporation incorporated under the laws of Canada and a direct wholly-owned subsidiary of FEAC with and into the Company with the Company surviving (the amalgamation, and together with the FEAC Reorganization, the “Transactions”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement (defined below).

At your request, and in connection with the filing of the registration statement on Form S-4 (Registration No. 333-273851) (as amended to the date hereof, the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to certain proposed transactions pursuant to the BCA, we are rendering our opinion regarding the accuracy of certain disclosures provided in the Registration Statement.

In preparing the opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the BCA; and (iii) such other documents, certificates and records as we have deemed necessary or

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004	+1.202.739.3000

United States	+1.202.739.3001

September 25, 2023

appropriate as a basis for our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

In rendering this opinion, we have assumed, with your permission and without any independent investigation or examination thereof, that:

(1) all parties to the BCA have acted and will act in accordance with the terms of the BCA and any other documents reviewed by us;

(2) the facts relating to the Transactions and Business Combination are accurately and completely reflected in the Registration Statement and the BCA;

(3) the Transactions will be consummated pursuant to and in accordance with the terms and conditions set forth in the BCA and the Registration Statement and the documents referenced therein, without the waiver or modification of any such terms and conditions, and each such Transaction will be effective under applicable law;

(4) all facts, information, statements, covenants, representations, warranties, and agreements made by or on behalf of any Person in the BCA, the documents referenced therein, or the Registration Statement are and, at all times up to and including the Closing, will continue to be true, complete, and correct, and all such facts, information, statements, covenants, representations, warranties, and agreements can be established to the Internal Revenue Service or courts, if necessary, by clear and convincing evidence;

(5) all facts, information, statements, covenants, representations, warranties, and agreements made or stated by or on behalf of any Person in the BCA, the documents referenced therein, or the Registration Statement that are qualified by the knowledge, intention, expectation, and/or belief of any Person or entity are and, at all times up to and including the Closing, will continue to be true, complete, and correct as though not so qualified;

(6) as to all matters as to which any Person represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement, there is in fact no plan, intention, understanding, or agreement and, at all times up to and including the Closing, there will be no plan, intention, understanding, or agreement;

(7) FEAC, the Company, Newco, and their respective affiliates will report the Transactions for all U.S. federal income tax reporting purposes in a manner consistent with the BCA, the Registration Statement, and this opinion; and

(8) the FEAC Reorganization will qualify as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”).

If any of the assumptions described above are untrue for any reason, or if the Transactions are consummated other than in accordance with the terms and conditions set forth in the BCA, the documents referenced therein, or the Registration Statement, our opinion as expressed below may be adversely affected.

September 25, 2023

Our opinion is based on the Code, the U.S. Treasury Department regulations promulgated under the Code, as amended from time to time (including any successor regulations), case law, and published rulings and other pronouncements of the Internal Revenue Service, as in effect on the date hereof. No assurances can be given that such authorities will not be amended or otherwise changed at any time, possibly with retroactive effect. We assume no obligation to advise you of any such subsequent changes, or to update or supplement this opinion to reflect any change in facts, circumstances, or law after the date hereof. Any change in the applicable law or regulations, or any new administrative or judicial interpretation of the applicable law or regulations, may affect the continuing validity of our opinion.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consideration – Consequences to U.S. Holders of New enGene Securities of the Ownership and Disposition of New enGene Shares or New enGene Warrants” constitute the opinion of Morgan, Lewis & Bockius LLP as to the material U.S. federal income tax consequences to U.S. Holders of New enGene Securities of the ownership and disposition of New enGene Shares or New enGene Warrants.

Our opinion relates solely to the specific matter set forth above, and no opinion is expressed, or should be inferred, as to any other U.S. federal, state, local, or non-U.S. income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Transactions. Our opinion is limited to legal rather than factual matters and has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or a court will agree with our opinion.

The opinion expressed herein is being furnished in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.2 to the Registration Statement and to the references to this opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Morgan, Lewis & Bockius LLP